                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12
[ ]  Confidential, for the Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

                                STERLING BANCORP
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

                                STERLING BANCORP
--------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------
     (5)  Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------

[STERLING BANCORP LOGO]              430 PARK AVENUE / NEW YORK, N.Y. 10022-3505

LOUIS J. CAPPELLI
      CHAIRMAN
 & CHIEF EXECUTIVE
      OFFICER

                                                                  March 13, 2000

Dear Shareholder:

Sterling's Annual Meeting of Shareholders will be held on Tuesday, April 18, 2000, at 9:30 A.M., at The University Club, Council Room, 7th Floor, 1 West 54th Street, New York, N.Y., and you are invited to attend.

The fourth quarter of 1999 marked the 26th consecutive quarter of double-digit earnings growth for Sterling, with diluted earnings per share up 17.1% to $1.64. Net income for 1999 grew to a record level of $14.6 million. Total assets increased 16.7% to $1,219 million, with asset quality in the highest quartile of our peer group. We saw improvement in all significant performance ratios -- return on average assets rose to 1.4% and return on average tangible equity rose to 17.9%. In November, your Board of Directors approved a 5% stock dividend and an increased quarterly cash dividend of $0.14, up from $0.12 per share. This action resulted in an increase of 23% in the dividend rate and reaffirms Sterling's long-standing commitment that shareholders benefit from our success on an ongoing basis.

It is important that your shares be represented at the Annual Meeting whether or not you are personally able to attend. Proxy material for the meeting accompanies this letter. This year, you may vote your shares by using a toll free telephone number or on the Internet (see the instructions on the accompanying proxy card) or, as in past years, you may sign, date and mail the proxy card in the postage paid envelope provided.

Thank you for your continued interest and support.

                                         Sincerely,

                          /s/ Louis Cappelli

                            [STERLING BANCORP LOGO]
                                STERLING BANCORP

                    430 PARK AVENUE, NEW YORK, NY 10022-3505

                            NOTICE OF ANNUAL MEETING

                                 APRIL 18, 2000

     The Annual Meeting of Shareholders of Sterling Bancorp will be held on Tuesday, April 18, 2000, at 9:30 o'clock A.M., New York City time, at The University Club, 1 West 54th Street, Council Room, 7th Floor, New York, New York, to consider and act upon the following matters:

          1. Election of 11 directors to serve until the next Annual Meeting of Shareholders and until their successors are elected.

          2. Such other matters as may properly come before the meeting or any adjournment thereof.

     The close of business on March 3, 2000 has been fixed as the record date for the meeting. Only shareholders of record at that time are entitled to notice of and to vote at the Annual Meeting.

                                   IMPORTANT

     WE URGE THAT YOU SIGN, DATE AND SEND IN THE ENCLOSED PROXY AT YOUR EARLIEST CONVENIENCE, OR TO VOTE VIA THE TOLL FREE TELEPHONE NUMBER OR VIA THE INTERNET AS INSTRUCTED ON THE PROXY CARD, WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE MEETING. SENDING IN YOUR PROXY OR VOTING BY TELEPHONE OR ON THE INTERNET WILL NOT PREVENT YOU FROM VOTING YOUR SHARES PERSONALLY AT THE MEETING, SINCE YOU MAY REVOKE YOUR PROXY AT ANY TIME BEFORE IT IS VOTED.

                       By Order of the Board of Directors

                                                  LESLEY E. GOLDBERG
                                                          Secretary
March 13, 2000

                            [STERLING BANCORP LOGO]

                                STERLING BANCORP
                                430 Park Avenue
                           New York, N.Y. 10022-3505
                               ------------------

                                PROXY STATEMENT

                               ------------------

                                 MARCH 13, 2000

     This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of Sterling Bancorp ("Company") with respect to the Annual Meeting of Shareholders of the Company to be held on April 18, 2000. Any proxy given by a shareholder may be revoked at any time before it is voted by giving appropriate notice to the Secretary of the Company or by delivering a later dated proxy or by a vote by the shareholder in person at the Annual Meeting. Proxies in the accompanying form which are properly executed by shareholders and duly returned to the Company and not revoked will be voted for all nominees listed under "Election of Directors" and on other matters in accordance with the Board of Directors' recommendations, unless the shareholder directs otherwise. This proxy statement and the accompanying form of proxy are being mailed to shareholders on or about March 17, 2000.

     The outstanding shares of the Company at the close of business on March 3, 2000 entitled to vote at the Annual Meeting consisted of 8,377,441 Common Shares, $1 par value ("Common Shares"), and 243,113 Preferred Shares, ("Preferred Shares") of which 1,230 are Series B ($5 par value) and 241,883 are Series D ($5 par value). All outstanding Common Shares and Preferred Shares vote together and not as separate classes.

     The Common Shares and the Preferred Shares are entitled to one vote for each share on all matters to be considered at the meeting and the holders of a majority of such shares, present in person or represented by proxy, constitute a quorum for the transaction of business at the Annual Meeting of Shareholders. Only shareholders of record at the close of business on March 3, 2000 are entitled to vote at the Annual Meeting.

                             ELECTION OF DIRECTORS

     Eleven directors, constituting the entire Board of Directors, are to be elected at the Annual Meeting of Shareholders to be held on April 18, 2000, to serve until the next Annual Meeting and until their respective successors have been elected. It is intended that, unless authority to vote for any nominee or all nominees is withheld by the shareholder, a properly executed and returned proxy will be voted in favor of the election as directors of the nominees named below. All nominees are members of the present Board of Directors, having been elected at the 1999 Annual Meeting of Shareholders. There is no family relationship between any of the nominees or executive officers. In the event that any of the nominees shall not be a candidate, the persons designated as proxies are authorized to substitute one or more nominees, although there is no reason to anticipate that this will occur.

     Assuming the presence of a quorum, directors are elected by a plurality of the votes cast. Abstentions and broker non-votes (arising from the absence of discretionary authority on the part of a broker-dealer to vote shares held in street name for a customer) will have no effect on the election of directors.

     The information set forth below has been furnished by the nominees:

      NAME, PRINCIPAL OCCUPATION FOR LAST FIVE YEARS,                      YEAR
      BUSINESS EXPERIENCE, DIRECTORSHIP OF THE COMPANY                   ELECTED A
          AND OF STERLING NATIONAL BANK ("BANK"),                        DIRECTOR
     A SUBSIDIARY OF THE COMPANY, AND OTHER INFORMATION         AGE       OF THE
     --------------------------------------------------         ---      COMPANY--
Robert Abrams                                                   61         1999
  Member, Stroock & Stroock & Lavan, LLP; former Attorney
  General of the State of New York; former Bronx Borough
  President

Joseph M. Adamko*                                               67         1992
  Former Managing Director, Manufacturers Hanover Trust Co.
  (now Chase Manhattan Bank, N.A.); Vice Chairman of the
  Company and of the Bank

Lillian Berkman*                                                77         1989
  President and Chief Executive Officer, General Alarm
  Corporation

Louis J. Cappelli *                                             69         1971
  Chairman of the Board and Chief Executive Officer of the
  Company; Chairman of the Board of the Bank

Walter Feldesman*                                               82         1975
  Counsel, Baer Marks & Upham

Allan F. Hershfield                                             68         1994
  President, Resources for the 21st Century; former
  President, Fashion Institute of Technology

Henry J. Humphreys                                              71         1994
  Counselor-Permanent Observer, Mission of the Sovereign
  Military Order of Malta to the United Nations; former
  Chancellor and Chief Operating Officer, American
  Association of the Sovereign Military Order of Malta

John C. Millman*                                                57         1988
  President of the Company; President and Chief Executive
  Officer of the Bank

Maxwell M. Rabb                                                 89         1989
  Counsel, Kramer, Levin, Naftalis & Frankel; former United
  States Ambassador to Italy

Eugene T. Rossides                                              72         1989
  Senior Counsel, Clifford Chance Rogers & Wells LLP; former
  Assistant Secretary, United States Treasury Department

William C. Warren*                                              91         1988
  Of Counsel, Roberts & Holland, LLP; Dean Emeritus,
  Columbia University School of Law

---------------

 * Member of Executive Committee.

     Each nominee is a director of the Bank.

     The following nominees hold directorships in public companies: Mr. Adamko, Tommy Hilfiger Corporation; Mr. Rabb, Preferred Employees, Inc.

     Reference is made to "Security Ownership of Directors and Executive Officers and Certain Beneficial Owners" on page 8 for information as to the nominees' holdings of the Company's equity securities.

EXECUTIVE COMPENSATION AND RELATED MATTERS

     The following table sets forth information concerning the compensation for the Company's last three completed fiscal years with respect to its chief executive officer and the four other most highly compensated executive officers who served as such at December 31, 1999.

                           SUMMARY COMPENSATION TABLE

                                                                      LONG TERM COMPENSATION
                                                   ANNUAL          -----------------------------
                                                COMPENSATION        RESTRICTED      SECURITIES      ALL OTHER
                                            --------------------       STOCK        UNDERLYING       COMPEN-
    NAME AND PRINCIPAL POSITION      YEAR   SALARY($)   BONUS($)   AWARDS($)(1)    OPTIONS(#)(2)   SATION($)(3)
    ---------------------------      ----   ---------   --------   -------------   -------------   ------------
Louis J. Cappelli                    1999    465,086    550,000                       105,000         61,984
  Chairman of the Board and          1998    433,030    385,000                       100,000         80,349
  Chief Executive Officer,           1997    400,000    350,000                        75,000         66,813
  Sterling Bancorp
  Chairman of the Board,
  Sterling National Bank
John C. Millman                      1999    304,980    270,000                        52,500         21,636
  President,                         1998    285,324    190,000                        50,000         25,987
  Sterling Bancorp                   1997    265,000    170,000                        40,000         17,490
  President and Chief Executive
  Officer,
  Sterling National Bank
Jerrold Gilbert                      1999    142,500     15,000                        15,750          5,864
  Executive Vice President and       1998    137,500     15,000                        15,000          7,839
  General Counsel                    1997    132,500     25,000                        15,000          6,074
  Sterling Bancorp and
     Sterling National Bank
John W. Tietjen                      1999    155,000     37,500                        21,000          5,864
  Executive Vice President,          1998    140,000     35,000                        15,000          7,425
  Treasurer and Chief Financial      1997    127,500     30,000                        12,000          6,122
     Officer,
  Sterling Bancorp
  Executive Vice President
  Sterling National Bank
John A. Aloisio                      1999    175,000     35,000                        21,000          5,864
  Senior Vice President,             1998    165,000     25,000                        15,000          7,587
  Sterling Bancorp                   1997    150,000     25,000                        15,000          5,660
  Executive Vice President,
  Sterling National Bank

---------------

(1) As of December 31, 1999, Messrs. Cappelli, Millman, Gilbert and Tietjen, respectively, owned in the aggregate 50,000, 35,000, 5,000 and 2,500 Common Shares valued at $800,000, $560,000, $80,000 and $40,000 and as to which dividends are payable, which Common Shares were subject to restrictions on the date of grant, January 3, 1996. Such restrictions lapsed as to 25 percent thereof on the first, second, third and fourth anniversaries of the date of grant. Accordingly, as of January 3, 2000, none of the Common Shares owned by Messrs. Cappelli, Millman, Gilbert and Tietjen were subject to restrictions.

(2) Effective February 12, 1999, options covering 100,000, 50,000, 15,000,
    20,000, and 20,000 Common Shares were granted to Messrs. Cappelli, Millman, Gilbert, Tietjen, and Aloisio, respectively. In November 1999, the Board of Directors increased the number of Common Shares underlying all previously granted options to reflect a five percent stock dividend declared on November 17, 1999 and paid by the Company on December 14, 1999. Accordingly, at year end the number of Common Shares underlying options granted in 1999 was 105,000 for Mr. Cappelli, 52,500 for Mr. Millman, 15,750 for Mr. Gilbert, and 21,000 each for Messrs. Tietjen and Aloisio.

(3) Represents for each executive the term life insurance premiums paid by the Company on his behalf, and as to Mr. Cappelli, includes premiums paid by the Company for split-dollar life insurance policies insuring the joint lives of him and his spouse. This insuring of joint lives reduces the premiums paid for the coverage. Premiums paid by the Company will be refunded to the Company on termination of the split-dollar policies. The imputed income with respect to the premium for the term life insurance provided under the split-dollar policies and included in the figure for 1999 was $2,894. The value of the benefits to Mr. Cappelli of the remainder of the premiums paid by the Company on the split-dollar policies and included in the figure for 1999 was $21,410. Also represents for each executive, his allocable share of the Company's Employee Stock Ownership Plan ("ESOP") compensation expense, and as to Messrs. Cappelli and Millman, $29,048 and $15,502, respectively, accruing to them for 1999 under the Company's supplemental pension benefit plan (see "Retirement Plans" below) as compensation for Internal Revenue Code limitations on contributions to the ESOP for them.

     Employment Contracts. The Company has agreements with Messrs. Cappelli and Millman which currently provide for terms extending until December 31, 2004 and December 31, 2002, respectively, and contain change of control provisions entitling each of them to a lump-sum cash payment in an amount equal to three times his average annual compensation during the Company's three fiscal years preceding the date of termination and the continuation of health and similar benefits for a period of 36 months following termination if he is terminated within two years of a change in control. Messrs. Cappelli and Millman each also have thirteen months after a change of control to terminate employment for any reason and receive the severance benefits. These agreements were entered into upon the recommendation of the Board's Compensation Committee in 1993 and amended in 1998. The Company also has change of control agreements with other executive officers, including Messrs. Gilbert, Tietjen, and Aloisio, providing for guaranteed severance payments equal to two times the annual compensation of the officer and continuation of health and similar benefits for the applicable period if the officer is terminated within two years of a change of control. All change of control agreements provide for cash payments in amounts necessary to insure that the payments made thereunder are not subject to reduction due to the imposition of excise taxes payable under I.R.S. Code Section 4999 or any similar tax.

     Retirement Plans. In November 1984, (1) the Sterling Bancorp/Sterling National Bank Employees' Retirement Plan ("New Plan"), a defined benefit plan which covers all of their respective eligible employees, was adopted and (2) the separate defined benefit plans ("Old Plans") previously maintained by Sterling National Bank and Standard Financial Corporation (since merged into the Company) were terminated, vesting the benefits of the participants in the Old Plans for all years of credited service. The New Plan gives credit for credited service under the Old Plans but provides, in substance, for a participant's vested benefits under the Old Plans to be offset against the benefits to be provided the participant under the New Plan. Accordingly, the retirement benefits to be provided a continuing employee can be determined simply by reference to the provisions of the New Plan.

     An employee becomes eligible for participation in the New Plan upon the attainment of age 21 and the completion of one year of service. All contributions required of the New Plan are made by the employers and no employee contributions are required or permitted.

     The Internal Revenue Code imposes limitations on the retirement benefits payable to more highly compensated employees. The Company has a Supplemental Executive Retirement Plan for designated employees ("Supplemental Plan"), which provides for supplemental payments to such retirees of the Company in amounts equal to the difference between retirement benefits such retirees actually receive under the Company's plans and the amount which would have been received were such Internal Revenue Code limitations not in effect.

     The following table sets forth the estimated annual retirement benefits under the above plans, on a life annuity and guaranteed 10 year certain basis, payable to persons in specified remuneration and years of service classifications, not subject to any offset amount.

                               PENSION PLAN TABLE

   HIGHEST
 CONSECUTIVE
  FIVE YEAR
   AVERAGE                                         ESTIMATED ANNUAL RETIREMENT BENEFIT AT AGE 65 FOR
COMPENSATION                                           REPRESENTATIVE YEARS OF CREDITED SERVICE
   IN LAST              -------------------------------------------------------------------------------------------------------
  10 YEARS                10          15          20          25          30          35          40          45          50
-------------             --          --          --          --          --          --          --          --          --
  $100,000............  $14,760    $ 22,140    $ 29,520    $ 36,900    $ 44,280    $ 51,660    $ 59,040    $ 66,420    $ 73,800
   200,000............   29,760      44,640      59,520      74,400      89,280     104,160     119,040     133,920     148,800
   300,000............   44,760      67,140      89,520     111,900     134,280     156,660     179,040     201,420     223,800
   400,000............   59,760      89,640     119,520     149,400     179,280     209,160     239,040     268,920     298,800
   500,000............   74,760     112,140     149,520     186,900     224,280     261,660     299,040     336,420     373,800
   600,000............   89,760     134,640     179,520     224,400     269,280     314,160     359,040     403,920     448,800
   700,000............  104,760     157,140     209,520     261,900     314,280     366,660     419,040     471,420     523,800
   800,000............  119,760     179,640     239,520     299,400     359,280     419,160     479,040     538,920     598,800

     Annual benefits are calculated on the highest consecutive five-year average compensation during the ten years preceding retirement as provided in the New Plan.

     The pensions computed under the New Plan are equal to the sum of:

          (1) 1% of the average compensation up to $4,800, multiplied by the number of years of credited service, plus

          (2) 1 1/2% of the average compensation in excess of $4,800, multiplied by the number of years of credited service.

     Average compensation under the New Plan includes salary compensation but not other types of compensation; bonus compensation for designated senior management executives, presently the Chairman and President, is included under the Supplemental Plan as currently in effect.

     The current number of years of service credited to Messrs. Cappelli, Millman, Gilbert, Tietjen and Aloisio are 48, 23, 25, 10 and 9 respectively.

OTHER PLANS

     The following tables set forth information as to options granted to each of the executive officers named in the Summary Compensation Table on page 3 in the last fiscal year and as to incentive stock options held at December 31, 1999 by such executive officers. The options granted to Mr. Cappelli and Mr. Millman in 1999 are nonqualified stock options. The remainder of the options are intended to be incentive stock options.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                          NUMBER OF     PERCENT OF
                                          SECURITIES   TOTAL OPTIONS                               GRANT DATE
                                          UNDERLYING    GRANTED TO     EXERCISE OR                  PRESENT
                                          THE OPTION     EMPLOYEES      BASE PRICE    EXPIRATION     VALUE
                  NAME                    GRANTED(1)      IN 1999       ($/SH)(2)        DATE        ($)(3)
                  ----                    ----------   -------------   ------------   ----------   ----------
Louis J. Cappelli.......................   105,000         34.01          19.83        2/11/09      625,800
John C. Millman.........................    52,500         17.00          19.83        2/11/09      312,900
Jerrold Gilbert.........................    15,750          5.10          19.83        2/11/09       71,505
John W. Tietjen.........................    21,000          6.80          19.83        2/11/09       95,340
John A. Aloisio.........................    21,000          6.80          19.83        2/11/09       95,340

---------------
(1) The number of Common Shares underlying options granted reflects an adjustment to each option in connection with a five percent stock dividend paid by the Company on December 14, 1999. Options granted will vest in accordance with the following schedule: 105,000 options in 2000 for Mr. Cappelli; 52,500 options in 2000 for Mr. Millman; 4,852 options in 2004 and 5,044 options in each of 2005 and 2006 and 810 options in 2007 for Mr. Gilbert; 2,154 options in 2003, 5,044 options in each of 2004, 2005 and 2006, and 3,714 options in 2007 for Mr. Tietjen; and 4,852 options in 2004 and 5,044 options in each of 2005, 2006 and 2007 and 1,016 options in 2008 for Mr. Aloisio (all subject to acceleration under certain circumstances, including a change of control).

(2) In order to permit option holders to retain their potential proportionate interest in the Company following payment by the Company of a five percent stock dividend, the number of Common Shares underlying options previously granted under the Company's Stock Incentive Plan was increased by five percent and the exercise price of all such options was decreased by 4.75 percent. This adjustment was required to ensure that the value of the options was neither increased nor decreased on account of the stock dividend.

(3) In accordance with SEC rules, the Black-Scholes option pricing model was chosen to estimate the grant date present value of the options set forth in this table. The Company's use of this model should not be construed as an endorsement of its accuracy at valuing options. All stock option valuation models, including the Black-Scholes model, require a prediction about the future movement of the stock price. The following assumptions were made for purposes of calculating the grant date present value: an expected option term of eight years for nonqualified options and four years for qualified options; expected volatility of 25%; dividend yield of 3.25%; and risk free rate of return of 7.12%. The real value of the options in this table depends upon the actual changes in the market price of Common Shares during the applicable period.

                         FISCAL YEAR-END OPTION VALUES

                                                                 NUMBER OF COMMON SHARES          VALUE OF UNEXERCISED
                                                                 UNDERLYING UNEXERCISED           IN-THE-MONEY OPTIONS
                                                                     OPTIONS HELD AT               AT FISCAL YEAR END
                                                                     FISCAL YEAR END          -----------------------------
                              SHARES ACQUIRED      VALUE      -----------------------------     VESTED        NON-VESTED
            NAME              ON EXERCISE(#)    REALIZED($)   EXERCISABLE   NON-EXERCISABLE   EXERCISABLE   NON-EXERCISABLE
            ----              ---------------   -----------   -----------   ---------------   -----------   ---------------
Louis J. Cappelli...........      --               --           159,252         166,247        $355,585         $75,334
John C. Millman.............      --               --            92,297          80,953         255,276          34,997
Jerrold Gilbert.............      --               --            26,146          33,704          90,719           2,711
John W. Tietjen.............      --               --            23,168          36,157          56,296               0
John A. Aloisio.............      --               --            31,396          38,954         112,191           2,711

PERFORMANCE GRAPH

     The following graph sets forth a comparison of the percentage change in the cumulative total shareholder return on the Company's Common Shares compared to the cumulative total return on the Standard & Poor's 500 Index (the "S&P 500 Index"), and the Keefe, Bruyette & Woods 50 Index ("KBW 50 Index"). The stock price performance shown on the graph below is not necessarily indicative of future performance.

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN*
         AMONG STERLING BANCORP, THE S&P 500 INDEX AND THE KBW 50 INDEX

[LINE GRAPH]

---------------------------------------------------------------------------------------------
                               BASE
                              PERIOD
 COMPANY/INDEX NAME           DEC 94     DEC 95     DEC 96     DEC 97     DEC 98     DEC 99
---------------------------------------------------------------------------------------------
 STERLING BANCORP              $100      $197.86    $239.50    $397.10    $384.20    $290.66
---------------------------------------------------------------------------------------------
 S&P 500                        100      137.58     169.17     225.61     290.09     351.13
---------------------------------------------------------------------------------------------
 KBW 50                         100      160.16     226.56     331.21     358.62     346.17
---------------------------------------------------------------------------------------------

---------------
 * $100 invested on 12/31/94 in Stock or Index.
   Including reinvestment of dividends.
   Fiscal year ending December 31.

MEETINGS AND ATTENDANCE OF DIRECTORS; COMMITTEES; FEES

     During the year ended December 31, 1999, the Board of Directors of the Company held five regularly scheduled meetings. In addition, various committees of the Board met at regular meetings. No director attended fewer than 75% of the meetings he or she was required to attend. The Company has standing audit and compensation committees and does not have a nominating committee or a committee performing similar functions.

     The members of the audit committee ("Audit Committee") are Messrs. Feldesman (chair), Adamko, Humphreys and Rossides. The Committee held four meetings during the year ended December 31, 1999. Among the functions of the Audit Committee are to review the scope of the audit by the Company's independent accountants, consider issues which may arise in the course of the audit, monitor the adequacy of the Company's internal accounting controls, discuss the services, fees and charges of the independent accountants, report to the Board in respect of these matters, and recommend the firm to be retained as independent accountants for the Company.

     The members of the compensation committee ("Compensation Committee") are Mrs. Berkman (chair), Mr. Feldesman and Mr. Warren. None of the members of the Compensation Committee has ever been an officer or employee of the Company or any of the Company's subsidiaries. Among the functions of the Compensation Committee are making recommendations to the Board concerning the bases for executive officer compensation, including the relationship between compensation and performance and the measures of performance to be considered, and concerning the compensation and other key terms of employment agreements with Mr. Cappelli and Mr. Millman. (See "Compensation Committee Report" attached as Exhibit A to this Proxy Statement.) The Compensation Committee held one meeting during the year ended December 31, 1999.

     Directors who are not salaried officers receive fees for attendance at Board and committee meetings. Each eligible director receives $1,000 for attending each Board meeting, $600 for attending each committee meeting, a $500 supplemental payment in December of each year and an annual option for 4,000 Common Shares on the last day the Company's Shares are traded in June. The options are nonqualified stock options exercisable in four equal installments, commencing on the first anniversary of the date of grant and expiring on the fifth anniversary of such date, provided, however, that they become immediately exercisable in the event of a change in control of the Company. The exercise price is equal to 100% of the fair market value of the Common Shares on the date of grant. Upon termination of the services of a director who is not also a salaried officer, all options then exercisable may be exercised for a period of three months, except that if termination is by reason of death, the legal representative of such deceased director has six months to exercise all options regardless of whether the decedent could have exercised them. Expenses of directors incurred in traveling to Board and committee meetings are reimbursed by the Company. The Chair of the Audit Committee receives an annual stipend of $5,000 for service in such capacity in lieu of Audit Committee meeting fees. Mr. Adamko, Vice Chairman of the Company and the Bank, receives a monthly fee of $3,750 but does not receive attendance fees.

TRANSACTIONS WITH THE COMPANY AND OTHER MATTERS

     From time to time, officers and directors of the Company and their family members or associates have purchased or may purchase short-term notes of the Company and certificates of deposit from the Bank on the same terms available to other persons. The Bank also makes loans from time to time to related interests of directors. Such loans are made in the ordinary course of business, on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and do not involve more than the normal risk of collectability or present other unfavorable features. Messrs. Feldesman, Rossides and Warren each are counsel to law firms that the Company retained during its last fiscal year.

SECURITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS AND CERTAIN BENEFICIAL OWNERS; SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     The following table sets forth, as of February 29, 2000, holdings of the Company's Common Shares and Preferred Shares by each present director and each of the executive officers named in the Summary Compensation Table on page 3 and by all directors and executive officers as a group. The Common Shares are traded on The New York Stock Exchange and the closing price on March 3, 2000 was $14.625 per share.

                                                                                              % OF OUTSTANDING
                                         COMMON      % OF OUTSTANDING        SERIES D             SERIES D
                NAME                   SHARES(1)      COMMON SHARES     PREFERRED SHARES(1)   PREFERRED SHARES
                ----                  ------------   ----------------   -------------------   ----------------
Robert Abrams.......................        105          +
Joseph M. Adamko....................      6,300          +
Lillian Berkman.....................     32,130             .38
Louis J. Cappelli...................    391,985            4.68                3,364                1.39
Walter Feldesman....................      8,925             .10
Allan F. Hershfield.................      6,144          +
Henry J. Humphreys..................      5,985          +
John C. Millman.....................    193,847            2.31                3,282                1.36
Maxwell M. Rabb.....................      7,560          +
Eugene T. Rossides..................      6,293          +
William C. Warren...................     30,916             .37
Jerrold Gilbert.....................     69,093             .82                3,075                1.27
John W. Tietjen.....................     36,247             .43                3,021                1.24
John A. Aloisio.....................     42,048             .50                3,125                1.29
All directors and executive officers
  as a group (14 in group)..........    837,578            9.99               15,867                6.56

---------------

+ Less than .1 of 1%

     (1) Each director and officer has sole voting and investment power with respect to the securities indicated above to be owned by him, except that in the case of Messrs. Cappelli, Millman, Gilbert, Tietjen and Aloisio, shares shown as owned include 49,334; 4,412; 18,363; 84; and 3 Common Shares, respectively, held in profit sharing plans as to which they have power to direct the vote, and the Preferred Shares, set forth above, held by the Company's Employee Stock Ownership Trust upon which they are currently entitled to direct the vote. The shares shown as owned include as to Mr. Warren, Mrs. Berkman and Mr. Rabb, 2,625 Common Shares; as to Mr. Hershfield, 3,675 Common Shares; as to Mr. Rossides, 4,200 Common Shares; as to Mr. Adamko, 5,250 Common Shares; as to Messrs. Feldesman and Humphreys, 5,775 Common Shares; as to Messrs. Cappelli, Millman, Gilbert, Tietjen and Aloisio and all directors and executive officers as a group, 168,001; 99,070; 28,350; 27,410; 36,483; and 391,864 Common Shares,
respectively, covered by outstanding stock options exercisable within 60 days and, as to Messrs. Cappelli and Millman, include 46,875 and 22,500 Common Shares, respectively, granted under the Company's Stock Incentive Plan as to which they do not have sole investment power. In addition, the shares shown as owned by Mr. Cappelli include 312 Common Shares owned by his wife, the shares shown as owned by Mr. Millman include 525 shares owned by his wife and 129 shares owned by his wife as custodian, and the shares owned by Mr. Aloisio include 500 shares owned by his son and 84 shares owned by his wife, beneficial ownership of which each of them disclaims.

     The following table sets forth the persons or groups known to the Company to be the beneficial owner of more than five percent of the outstanding Common Shares based upon information provided by them to the Company as of March 13, 2000.

                                                               NUMBER AND
                                                                NATURE OF
                                                              COMMON SHARES     APPROXIMATE
                                                              BENEFICIALLY     PERCENTAGE OF
                      NAME AND ADDRESS                            OWNED            CLASS
                      ----------------                        -------------    -------------
FMR Corp.,
Edward C. Johnson 3d, and Abigail P. Johnson,
Fidelity Management & Research Company......................     796,115(1)         9.14
82 Devonshire Street
Boston, Massachusetts 02109
Dimensional Fund Advisors Inc. .............................     540,129(2)         6.20
1299 Ocean Avenue, 11th Floor
Santa Monica, California 90401
Sterling National Bank......................................     518,572(3)         5.95
430 Park Avenue
New York, New York 10022

---------------
     (1) The number and nature of the Common Shares beneficially owned are set forth in a statement on Schedule 13G filed with the Securities and Exchange Commission on February 14, 2000 by FMR Corp., Fidelity Management & Research Company, Edward C. Johnson 3d, and Abigail P. Johnson. According to said schedule, Fidelity Management & Research Company ("Fidelity"), a wholly-owned subsidiary of FMR Corp. and an investment adviser, is the beneficial owner of 654,465 of the Common Shares set forth in the above table as a result of acting as investment adviser to various investment companies ("Fidelity Funds"). Fidelity states that one Fidelity Fund, Fidelity Low-Priced Stock Fund, owns 580,965 of the Common Shares owned by Fidelity. Edward C. Johnson 3d, FMR Corp. (through its control of Fidelity), and the Fidelity Funds each have sole dispositive power with respect to 654,465 Common Shares, but do not have the sole power to vote or direct the voting of the Common Shares. The remaining 141,650 Common Shares set forth in the above table are beneficially owned by Fidelity Management Trust Company, a wholly-owned subsidiary of FMR Corp., as a result of serving as investment manager of certain institutional accounts. Edward C. Johnson 3d and FMR Corp. (through its control of Fidelity) each has sole dispositive power and sole power to vote, or direct the voting of, 141,650 Common Shares. Through their ownership of voting common stock and the execution of a shareholders' agreement with respect to FMR Corp., Edward C. Johnson 3d, Abigail P. Johnson, and other members of the Johnson family may be deemed to form a controlling group with respect to FMR Corp. and thus each is deemed to have beneficial ownership of 796,115 Common Shares.

     (2) The number and nature of the Common Shares beneficially owned are set forth in a statement on Schedule 13G filed with the Securities and Exchange Commission on February 3, 2000 by Dimensional Fund Advisors Inc. ("Dimensional"). According to said schedule, Dimensional is an investment advisor, furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager to certain other investment vehicles, including commingled group trusts. (These investment companies and investment vehicles are the "Portfolios"). In its role as investment advisor and investment manager, Dimensional states that it possesses both voting and investment power over the Common Shares set forth in the above table that are owned by the Portfolios and that all such are owned by the Portfolios, and Dimensional disclaims beneficial ownership of such securities. Further, Dimensional has advised the Company that no one of these advisory clients, to the knowledge of Dimensional, owns more than 5% of the class.

     (3) The number and nature of the Common Shares beneficially owned are set forth in a statement on Schedule 13G filed with the Securities and Exchange Commission on February 4, 2000 by Sterling National Bank ("Sterling"). According to said schedule, Sterling has sole voting and dispositive power with respect to 360,409 Common Shares in its capacity as trustee of various retirement, profit sharing, and 401(k) plans for its employees and employees of the Company. Sterling has shared voting and dispositive power with respect to 158,163 Common Shares in its capacity as co-trustee of certain trusts.

     Sterling Bancorp and Subsidiaries Employee Stock Ownership Trust (whose address is 430 Park Ave., New York, NY 10022, Attn: Trust Dept.), established pursuant to the Sterling Bancorp and Subsidiaries Employee Stock Ownership Plan ("ESOP"), owns all outstanding shares of Series D Preferred Stock, each share of which is convertible into one Common Share. The Series D Preferred Stock carries one vote per share, and votes along with the Common Shares as a single class. Participants vote shares allocated to their respective ESOP accounts, and receive passed through voting rights with respect to unallocated shares based on relative ESOP account balances. Any Shares with respect to which voting instructions are not received are to be voted by the ESOP Committee.

     Except as set forth above, the Company does not know of any person that owns more than 5% of any class of the Company's voting securities.

     The Company believes that all required filings have been made under Section 16(a) of the Securities Exchange Act of 1934 by the Company's directors and executive officers, except that Mr. Rossides made a corrective filing in March 2000 to reflect 2,000 Common Shares donated to certain charitable organizations in 1999. In making this statement, the Company has relied on copies of the reporting forms received by it or on the written representations from certain reporting persons that no Forms 5 were required to be filed under the applicable rules of the Securities and Exchange Commission.

                                    GENERAL

INDEPENDENT PUBLIC ACCOUNTANTS

     Representatives of KPMG, LLP, which firm audited the financial statements for the Company's fiscal year ending December 31, 1999 and which has been the auditor for the Company and its predecessors since 1958, are expected to be present at the Annual Meeting of Shareholders. They will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

2001 ANNUAL MEETING

     Any shareholder who may desire to submit under the Securities and Exchange Commission's shareholder proposal rule (Rule 14a-8) a proposal for inclusion in the Company's proxy and proxy statement for the 2001 Annual Meeting of Shareholders currently scheduled to be held on April 19, 2001, must present such proposal in writing to the Company at 430 Park Avenue, New York, New York 10022-3505, Attention: Lesley E. Goldberg, Secretary, not later than the close of business on November 10, 2000. Under the Company's Bylaws, any shareholder who desires to submit a proposal outside of the process provided by the Securities and Exchange Commission's shareholder proposal rule (Rule 14a-8) or desires to nominate a director at the 2001 Annual Meeting of Shareholders must provide timely notice thereof in the manner and form required by the Company's Bylaws by February 19, 2001, (but not before January 21, 2001). If the date of the 2001 Annual Meeting should change, such deadline would also change.

OTHER

     Management knows of no other business to be presented to the Annual Meeting of Shareholders, but if any other matters are properly presented to the meeting or any adjournments thereof, the persons named in the proxies will vote upon them in accordance with their best judgment.

     The cost of the solicitation of proxies will be borne by the Company. In addition to solicitation by mail, directors, officers and employees of the Company may solicit proxies by personal interview, telephone or telegram. The Company reimburses brokerage houses, custodians, nominees and fiduciaries for their expenses in forwarding proxies and proxy material to their principals. The Company has retained Morrow & Co., Inc. to assist in the solicitation of proxies, which firm will, by agreement, receive compensation of $3,500, plus expenses, for these services.

     The Annual Report to Shareholders (which is not a part of the proxy soliciting material) for the fiscal year ended December 31, 1999 accompanies this Notice and Proxy Statement.

     THE COMPANY FILES WITH THE SECURITIES AND EXCHANGE COMMISSION AN ANNUAL REPORT ON FORM 10-K. A COPY OF THE REPORT FOR THE FISCAL YEAR ENDED DECEMBER 31, 1999, INCLUDING THE FINANCIAL STATEMENTS AND SCHEDULES THERETO, WILL BE FURNISHED, WITHOUT CHARGE, TO ANY SHAREHOLDER SENDING A WRITTEN REQUEST THEREFOR TO JOHN W. TIETJEN, EXECUTIVE VICE PRESIDENT AND CHIEF FINANCIAL OFFICER, STERLING BANCORP, 430 PARK AVENUE, NEW YORK, NY 10022-3505.

                                          STERLING BANCORP
Dated:  March 13, 2000

                                                                       EXHIBIT A

                         COMPENSATION COMMITTEE REPORT

     The policy of the Company -- adopted by the Board of Directors in 1993 on the recommendation of our Committee is:

          "Company policy should be to make a meaningful part of the compensation of executive officers be based on performance. While the relative importance of performance measures may vary from year to year in line with corporate business plans and the Committee's judgment, the measures would include, amongst other criteria, earnings, return on assets, return on equity, loan and deposit growth."

     With respect to the Company's Chairman and President, their employment agreements, as mandated by our Committee, provide for annual performance bonuses to be based on performance targets set by the Committee together with its evaluation of relevant qualitative factors. Targets for 1999 were set for consolidated earnings, return on assets, return on equity, loans, and deposits and customer repurchase agreements; each performance target was set at a level representing meaningful growth over the appropriate base period. In 1999, the Committee took into account the fact that the Company achieved the highest net income reported in its history. Based upon the Company's record 1999 performance, cash bonus amounts of $550,000 and $270,000, respectively, were determined for Messrs. Cappelli and Millman to reward them for their efforts in leading the Company to its impressive performance.

     After considering the Company's achievements in earnings growth, enhanced assets and capital, business expansion and heightened recognition of the Company in the financial markets and after evaluating the contributions made by Messrs. Cappelli and Millman and the responsibilities undertaken by them, our Committee determined that the annual base salaries under the Company's employment agreements with them should be increased by $50,000 and $25,000, respectively, effective January 1, 2000, and the terms of these agreements extended to December 31, 2004 and December 31, 2002, respectively.

               LILLIAN BERKMAN, CHAIR     WALTER FELDESMAN     WILLIAM C. WARREN

Dated:  February 9, 2000

                                STERLING BANCORP

                    430 PARK AVENUE, NEW YORK, NY 10022-3505

                                      LOGO

                           Subsidiaries and Division

                             STERLING NATIONAL BANK
                          STERLING FACTORS CORPORATION
              STERLING NATIONAL MORTGAGE COMPANY, INC. (NEW YORK)
               STERLING NATIONAL MORTGAGE CORPORATION (VIRGINIA)
                          STERLING BANKING CORPORATION
                   STERLING HOLDING COMPANY OF VIRGINIA, INC.
                   STERLING REAL ESTATE HOLDING COMPANY INC.
                            ------------------------
                 STERLING FINANCIAL SERVICES COMPANY (DIVISION)

                                     PROXY                     Please mark   X
                                                               your votes   ----
                                                               like this

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR
1. ELECTION OF DIRECTORS                               FOR             WITHHOLD        2. In their discretion the Proxies are
                                                    All Nominees   For All Nominees       authorized to vote upon such other
01 Robert Abrams, 02 Joseph M. Adamko,                 / /              / /               business as may properly come before the
03 Lillian Berkman, 04 Louis J. Cappelli,                                                 meeting.
05 Walter Feldesman, 06 Allan F. Hershfield,
07 Henry J. Humphreys, 08 John C. Millman,                                             THIS PROXY WILL BE VOTED AS DIRECTED BY THE
09 Maxwell M. Rabb, 10 Eugene T. Rossides,                                             SHAREHOLDER IN THE MANNER DIRECTED HEREIN.
11 William C. Warren.                                                                  IF NO DIRECTION IS MADE, THIS PROXY WILL BE
                                                                                       VOTED "FOR ALL NOMINEES" IN ITEM 1.
To withhold authority to vote for any individual
nominee(s) write that nominee's name in the space
provided.

-------------------------------------------------

Signature                                Signature                                      Date
--------------------------------------   --------------------------------------------   ------------------------------------------
Please mark, date, and sign as your name appears above and return in the enclosed envelope. If acting as executor, administrator, trustee, guardian, etc., you should so indicate when signing. If the signer is a corporation, please sign the full corporate name, by duly authorized officer. If shares are held jointly, each shareholder named should sign.

               * FOLD AND DETACH HERE AND READ THE REVERSE SIDE *

      [TELEPHONE GRAPHIC] VOTE BY TELEPHONE OR INTERNET [COMPUTER GRAPHIC]
                          QUICK *** EASY *** IMMEDIATE

          YOUR VOTE IS IMPORTANT! -- YOU CAN VOTE IN ONE OF THREE WAYS:

1. VOTE BY PHONE: Call toll-free 1-800-840-1208 on a touch tone telephone
                        24 HOURS A DAY -- 7 DAYS A WEEK

   There is NO CHARGE to you for this call. -- Have your proxy card in hand.

You will be asked to enter a Control Number, which is located in the box in the lower right hand corner of this form.

-------------------------------------------------------------------------------
        OPTION 1: To vote as the Board of Directors recommends, press 1
-------------------------------------------------------------------------------
                   WHEN ASKED, PLEASE CONFIRM BY PRESSING 1.

                                       OR

2. VOTE BY INTERNET: Follow the instructions at this Website Address:
                           http://www.eproxy.com/STL

                                       OR

3. VOTE BY PROXY CARD: Mark, sign and date your proxy card and return promptly in the enclosed envelope.

NOTE: If you vote by internet or telephone, THERE IS NO NEED TO MAIL BACK your
                                  Proxy Card.

                             THANK YOU FOR VOTING.

PROXY                                          THIS PROXY IS SOLICITED ON BEHALF
                                                       OF THE BOARD OF DIRECTORS

                                STERLING BANCORP

             ANNUAL MEETING OF SHAREHOLDERS, TUESDAY APRIL 18, 2000

     The undersigned appoints Louis J. Cappelli, John C. Millman and Lillian Berkman, or any one of them, attorneys and proxies with power of substitution, to vote all of the Common Shares and Preferred Shares of Sterling Bancorp standing in the name of the undersigned at the Annual Meeting of Shareholders on Tuesday, April 18, 2000, and all adjournments thereof, hereby revoking any proxy heretofore given.

                  THIS PROXY IS CONTINUED ON THE REVERSE SIDE
              PLEASE SIGN ON THE REVERSE SIDE AND RETURN PROMPTLY

                            - FOLD AND DETACH HERE -

STERLING BANCORP                                              THIS IS YOUR PROXY

                            YOUR VOTE IS IMPORTANT!

                       YOU CAN VOTE IN ONE OF THREE WAYS:

1. Mark, sign and date your proxy card and return it promptly in the enclosed envelope.

                                       OR

2. Call TOLL FREE 1-800-840-1208 on a Touch Tone telephone and follow the instructions on the reverse side. There is NO CHARGE to you for this call.

                                       OR

3. Vote by Internet at this Internet Address: http://www.eproxy.com/STL

                                  PLEASE VOTE

                            REMINDER PROXY                     Please mark   X
                                                               your votes   ----
                                                               like this

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR
1. ELECTION OF DIRECTORS                               FOR             WITHHOLD        2. In their discretion the Proxies are
                                                    All Nominees   For All Nominees       authorized to vote upon such other
01 Robert Abrams, 02 Joseph M. Adamko,                 / /              / /               business as may properly come before the
03 Lillian Berkman, 04 Louis J. Cappelli,                                                 meeting.
05 Walter Feldesman, 06 Allan F. Hershfield,
07 Henry J. Humphreys, 08 John C. Millman,                                             THIS PROXY WILL BE VOTED AS DIRECTED BY THE
09 Maxwell M. Rabb, 10 Eugene T. Rossides,                                             SHAREHOLDER IN THE MANNER DIRECTED HEREIN.
11 William C. Warren.                                                                  IF NO DIRECTION IS MADE, THIS PROXY WILL BE
                                                                                       VOTED "FOR ALL NOMINEES" IN ITEM 1.
To withhold authority to vote for any individual
nominee(s) write that nominee's name in the space
provided.

--------------------------------------------------

Signature                                Signature                                      Date
--------------------------------------   --------------------------------------------   ------------------------------------------
Please mark, date, and sign as your name appears above and return in the enclosed envelope. If acting as executor, administrator, trustee, guardian, etc., you should so indicate when signing. If the signer is a corporation, please sign the full corporate name, by duly authorized officer. If shares are held jointly, each shareholder named should sign.

               * FOLD AND DETACH HERE AND READ THE REVERSE SIDE *

      [TELEPHONE GRAPHIC] VOTE BY TELEPHONE OR INTERNET [COMPUTER GRAPHIC]
                          QUICK *** EASY *** IMMEDIATE

          YOUR VOTE IS IMPORTANT! -- YOU CAN VOTE IN ONE OF THREE WAYS:

1. VOTE BY PHONE: Call toll-free 1-800-840-1208 on a touch tone telephone
                        24 HOURS A DAY -- 7 DAYS A WEEK

   There is NO CHARGE to you for this call. -- Have your proxy card in hand.

You will be asked to enter a Control Number, which is located in the box in the lower right hand corner of this form.

--------------------------------------------------------------------------------
        OPTION 1: To vote as the Board of Directors recommends, press 1
--------------------------------------------------------------------------------
                   WHEN ASKED, PLEASE CONFIRM BY PRESSING 1.

                                       OR

2. VOTE BY INTERNET: Follow the instructions at this Website Address:
                           http://www.eproxy.com/STL

                                       OR

3. VOTE BY PROXY CARD: Mark, sign and date your proxy card and return promptly in the enclosed envelope.

NOTE: If you vote by internet or telephone, THERE IS NO NEED TO MAIL BACK your
                                  Proxy Card.

                             THANK YOU FOR VOTING.

REMINDER PROXY                                 THIS PROXY IS SOLICITED ON BEHALF
                                                       OF THE BOARD OF DIRECTORS

                                STERLING BANCORP

             ANNUAL MEETING OF SHAREHOLDERS, TUESDAY APRIL 18, 2000

     The undersigned appoints Louis J. Cappelli, John C. Millman and Lillian Berkman, or any one of them, attorneys and proxies with power of substitution, to vote all of the Common Shares and Preferred Shares of Sterling Bancorp standing in the name of the undersigned at the Annual Meeting of Shareholders on Tuesday, April 18, 2000, and all adjournments thereof, hereby revoking any proxy heretofore given.

                  THIS PROXY IS CONTINUED ON THE REVERSE SIDE
              PLEASE SIGN ON THE REVERSE SIDE AND RETURN PROMPTLY

                            - FOLD AND DETACH HERE -

STERLING BANCORP                                              THIS IS YOUR PROXY

                            YOUR VOTE IS IMPORTANT!

                       YOU CAN VOTE IN ONE OF THREE WAYS:

1. Mark, sign and date your proxy card and return it promptly in the enclosed envelope.

                                       OR

2. Call TOLL FREE 1-800-840-1208 on a Touch Tone telephone and follow the instructions on the reverse side. There is NO CHARGE to you for this call.

                                       OR

3. Vote by Internet at this Internet Address: http://www.eproxy.com/STL

                                  PLEASE VOTE